UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934 (Amendment No. __)

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THE TARGET PORTFOLIO TRUST
(Name of Registrant As Specified In Its Charter)
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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at www.prudentialfunds.com/info

THE TARGET PORTFOLIO TRUST

Target International Equity Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
January 7, 2015

To the Shareholders:

On September 10-12, 2014, at regular meetings of the Board of Trustees of The Target Portfolio Trust (the Trust), the Trustees approved the appointment of Lazard Asset Management LLC (Lazard) to replace Thornburg Investment Management, Inc. (Thornburg) as subadviser to the Target International Equity Portfolio (the Portfolio), a series of the Trust, effective October 28, 2014.

Prudential Investments LLC (PI or the Manager), the Portfolio’s investment manager, has: (i) entered into a new subadvisory agreement with Lazard relating to the Portfolio (the New Subadvisory Agreement); and (ii) terminated the subadvisory agreement with Thornburg relating to the Portfolio. The investment management agreement relating to the Portfolio will not change as a result of Lazard’s replacement of Thornburg as subadviser to the Portfolio.

This information statement describes the circumstances surrounding the Board of Trustees' approval of the New Subadvisory Agreement and provides you with an overview of its terms. PI will continue as the Portfolio's investment manager. This information statement does not require any action by you. It is provided to inform you about Lazard’s replacement of Thornburg as subadviser to the Portfolio.

By order of the Board,

Deborah A. Docs

Secretary

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF THE INFORMATION STATEMENT

The Information Statement is available at www.prudentialfunds.com/info

THE TARGET PORTFOLIO TRUST

Target International Equity Portfolio

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

INFORMATION STATEMENT
January 7, 2015

This information statement is being furnished in lieu of a proxy statement to beneficial shareholders of the Target International Equity Portfolio (the Portfolio), a series of The Target Portfolio Trust (the Trust), pursuant to the terms of an order (the Manager of Managers Order) issued by the Securities and Exchange Commission (the SEC). The Manager of Managers Order permits Prudential Investments LLC (PI or the Manager), as the Portfolio’s investment manager, to hire new subadvisers that are not affiliated with the Manager and to make changes to certain existing subadvisory agreements with the approval of the Board of Trustees, without obtaining shareholder approval.[1]

The Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act). The Trust is organized as a Delaware statutory trust.

The Trustees of the Trust are collectively referred to herein as the “Board,” “Board Members,” or “Trustees.” The principal executive offices of the Trust are located at 100 Mulberry Street, Newark, NJ 07102-4077. PI serves as the investment manager of the Portfolio.

This information statement relates to the approval by the Trustees of a new subadvisory agreement for the Portfolio (the New Subadvisory Agreement). At regular meetings of the Trustees held on September 10-12, 2014 (the Meeting), the Trustees, including a majority of the Trustees who were not parties to the New Subadvisory Agreement and were not interested persons of those parties, as defined in the 1940 Act (the Independent Trustees), unanimously approved: (i) a New Subadvisory Agreement between PI and Lazard Asset Management LLC (Lazard) with respect to the Portfolio; and (ii) the termination of the previous subadvisory agreement between PI and Thornburg Investment Management, Inc. (Thornburg) with respect to the Portfolio (the Prior Subadvisory Agreement). The new subadvisory arrangement became effective as of October 28, 2014. The investment objective of the Portfolio has not changed. The new subadvisory agreement with Lazard does not affect the Portfolio’s other subadvisory agreement with LSV Asset Management (LSV). The subadvisory agreement with LSV with respect to the Portfolio was last approved by the Trustees, including a majority of the Independent Trustees, on June 9-11, 2014.

The Portfolio will pay for the costs associated with preparing and distributing this information statement. This information statement will be mailed on or about January 22, 2015 to shareholders investing in the Portfolio as of December 23, 2014.

THIS IS NOT A PROXY STATEMENT.
WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

[1] See Notice of Application (Release No. IC – 22139)(Aug. 13, 1996) and Order (Release No. IC – 22215)(Sept. 11, 1996).

NEW SUBADVISORY AGREEMENT

Board Consideration of New Subadvisory Agreement

Approval of a New Subadvisory Agreement

At the September 10-12, 2014, in-person meeting of the Board of Trustees of the Portfolio at which all of the Trustees were in attendance (including all of the Independent Trustees), the Board considered a New Subadvisory Agreement with Lazard for the Portfolio. Before approving the agreement, the Trustees reviewed investment performance and organizational materials regarding Lazard and its proposed portfolio management team and received a formal presentation from PI.

At the meeting, the Board received and considered a presentation by PI that detailed the reasons why it recommended that the Board appoint a new subadviser for the Portfolio. PI recommended that the Board approve a new agreement with Lazard to assume responsibility for managing the Portfolio in replacement of one of the Portfolio’s then current subadvisers, Thornburg. In approving the agreement with Lazard, the Trustees, including the Independent Trustees advised by independent legal counsel, considered the factors they deemed relevant, including the nature, quality and extent of services provided, the performance of the Portfolio, the profitability of PI and its affiliates, expenses and fees, and the potential for economies of scale that may be shared with the Portfolio and its shareholders.

Nature, quality and extent of services

The Board received and considered information regarding the nature and extent of services provided to the Portfolio by Thornburg under the current subadvisory agreement and those that would be provided by Lazard under the New Subadvisory Agreement, noting that the nature and extent of services under the existing and new agreements were generally similar in that Thornburg and Lazard were each required to provide day-to-day portfolio management services and comply with all Portfolio policies and applicable rules and regulations.

With respect to the quality of services, the Board considered, among other things, the background and experience of the Lazard management team. The Board met with representatives from Lazard and reviewed the qualifications, backgrounds and responsibilities of the portfolio managers who would be responsible for the day-to-day management of the Portfolio. The Board was also provided with information pertaining to the organizational structure, senior management, investment operations, and other relevant information pertaining to Lazard. The Board noted that it received a favorable report from the Portfolio’s Chief Compliance Officer regarding Lazard’s compliance policies and procedures.

The Board concluded that it was satisfied with the nature, extent and quality of the investment subadvisory services anticipated to be provided to the Portfolio by Lazard and that there was a reasonable basis on which to conclude that the Portfolio would benefit from the subadvisory services to be provided by Lazard under the New Subadvisory Agreement.

Performance

The Board received and considered information regarding the performance of other accounts managed by Lazard utilizing investment strategies similar to those proposed for the Portfolio. The Board concluded that it was satisfied with the performance record of Lazard in the proposed strategy.

Investment Subadvisory Fee Rates

The Board considered the proposed subadvisory fee rate of 0.35% on the first $300 million of average daily net assets and 0.30% on assets in excess of $300 million payable by the Manager to Lazard under the proposed new subadvisory agreement. Based on the recent asset levels for the Portfolio, the Board noted that the effective subadvisory fee rate to be paid to Lazard under the proposed subadvisory arrangement is higher than the effective subadvisory fee rate paid to Thornburg under the current subadvisory arrangement, which is 0.35% of the first $100 million of average daily net assets and 0.30% on assets in excess of $100 million. In both cases the assets managed by the subadviser in the Portfolio are aggregated with assets in any other retail and insurance fund portfolio that are subadvised by the subadviser, managed by PI and/or AST Investment Services, Inc. and have substantially the same investment strategy. The Board also noted that the Manager pays the subadvisory fees, and therefore any change in the proposed subadvisory fee rates would not have any impact on the amount of fees paid by the Portfolio. The Board also considered, among other things, the fee rates payable to Lazard by other funds with investment objectives and strategies similar to those of the Portfolio. The Board indicated that the net investment management fees to be retained by the Manager under the proposed subadvisory arrangement would be reviewed in connection with future annual reviews of the Portfolio’s advisory agreements. Overall, the Board concluded that the proposed subadvisory fee rates under the New Subadvisory Agreement were reasonable.

Profitability

Because the engagement of Lazard with respect to the Portfolio is new, there is no historical profitability with regard to the proposed subadvisory arrangements with the Portfolio. As a result, the Board did not consider this factor. The Board noted that the level of profitability of a subadviser not affiliated with the Manager, such as Lazard, may not be as significant as the Manager’s profitability given the arm’s-length nature of the process by which the subadvisory fee rates were negotiated by the Manager and the unaffiliated subadviser, as well as the fact that the Manager compensates the subadviser out of its management fee. The Board noted that profitability would be reviewed annually in connection with the review of advisory agreements.

Economies of Scale

The Board noted that the proposed subadvisory fee schedules for the Portfolio contained breakpoints that reduce the fee rate on assets above specified levels. The Board also noted that it would consider economies of scale in connection with the annual review of advisory agreements.

Other Benefits to the Subadviser or its Affiliates from Serving as Subadviser

The Board considered potential “fall-out” or ancillary benefits that might be received by Lazard and its affiliates as a result of its relationships with the Portfolio. The Board concluded that any potential benefits to be derived by Lazard, which included the ability to use soft dollar credits, brokerage commissions received by affiliates of Lazard, potential access to additional research resources, larger assets under management and benefits to its reputation were consistent with the types of benefits generally derived by subadvisers to mutual funds.

***

After full consideration of these factors, the Board concluded that the approval of the New Subadvisory Agreement was in the best interests of the Portfolio and its shareholders.

The New Subadvisory Agreement is attached as Exhibit A.

Information about the Subadviser

Lazard, an indirect, wholly-owned subsidiary of Lazard Ltd., is known for its global perspective on investing and decades of experience with global, regional and domestic portfolios. With more than 300 investment personnel worldwide, Lazard offers investors an array of equity, fixed income, and alternative investment solutions from its network of offices throughout the world. As of September 30, 2014, Lazard had over $178 billion in assets under management. Lazard’s address is 30 Rockefeller Plaza, New York, New York 10112-6300. Additional information relating to the management of Lazard and other funds managed by Lazard is set forth in Exhibit B.

Lazard is owned 100% by Lazard Freres & Co LLC (Lazard Freres). Lazard Freres is located at 30 Rockefeller Plaza, New York, NY 10112.

Terms of the New Subadvisory Agreement

With the exception of fees, the material terms of the New Subadvisory Agreement are substantially similar to the material terms of the Prior Subadvisory Agreement. Lazard is compensated by the Manager (and not the Portfolio) for the portion of assets it manages. The subadvisory fee rate under the Prior Subadvisory Agreement, the subadvisory fee rate under the New Subadvisory Agreement and the fees paid to Thornburg for the fiscal year ended July 31, 2014 are set forth in the table below.

Prior Subadvisory Fee Rates*	New Subadvisory Fee Rates**	Subadvisory Fees for the Fiscal Year Ended July 31, 2014***
0.35% on first $100 million of average daily net assets; 0.30% over $100 million of average daily net assets	0.35% on average daily net assets up to $300 million; 0.30% on average daily net assets over $300 million	$452,533

* For purposes of the subadvisory fee calculation, the assets of the Portfolio managed by Thornburg will be aggregated with assets in any other retail and insurance funds/portfolios that are subadvised by Thornburg, managed by PI and/or AST Investment Services, Inc., and have substantially the same investment strategy (i.e., Prudential International Value Fund, AST International Value Portfolio and PSF SP International Value Portfolio).
** For purposes of the subadvisory fee calculation, the assets of the Portfolio proposed to be managed by Lazard will be aggregated with assets in any other retail and insurance funds/portfolios that are subadvised by Lazard, managed by PI and/or AST Investment Services, Inc. and have substantially the same international investment strategy (i.e., AST International Value Portfolio and PSF SP International Value Portfolio).
***During 2014, the Portfolio changed its fiscal year-end from October 31 to July 31. The figure shown above is for the fiscal period from November 1, 2013 through July 31, 2014.

The New Subadvisory Agreement provides, as did the Prior Subadvisory Agreement, that subject to the supervision of the Manager and the Board, Lazard is responsible for managing the investment operations of a portion of the assets of the Portfolio and for making investment decisions and placing orders to purchase and sell securities for a portion of the assets of the Portfolio, all in accordance with the investment objective and policies of the Portfolio as reflected in its current prospectus and statement of additional information and as may be adopted from time to time by the Board. In accordance with the requirements of the 1940 Act, Lazard will provide the Manager with access to all books and records required to be maintained by an investment adviser and will render to the Board such periodic and special reports as the Board may reasonably request.

The New Subadvisory Agreement will remain in full force and effect for a period of two years from the date of its execution and will continue thereafter as long as its continuance is specifically approved at least annually by vote of a majority of the outstanding voting securities (as that term is defined in the 1940 Act) of the Portfolio, or by the Board, including the approval by a majority of the Independent Trustees, at a meeting called for the purpose of voting on such approval; provided, however, that (i) the New Subadvisory Agreement may be terminated at any time without the payment of any penalty, either by vote of the Board or by vote of a majority of the outstanding voting securities of the Portfolio, (ii) the New Subadvisory Agreement will terminate immediately in the event of its assignment (within the meaning of the 1940 Act) or upon the termination of the Trust’s management agreement with the Manager, and (iii) the New Subadvisory Agreement may be terminated at any time by Lazard or the Manager on not more than 60 days’ nor less than 30 days’ written notice to the other party to the New Subadvisory Agreement.

The New Subadvisory Agreement provides that, in the absence of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties thereunder, Lazard will not be liable for any act or omission in connection with its activities as subadviser to the Portfolio.

Information about LSV and the Portfolio’s other Subadvisory Agreement

Lazard co-subadvises the Portfolio along with LSV. The Board approved the continuation of the subadvisory agreement with LSV at meetings held on June 9-11, 2014.

The New Subadvisory Agreement with Lazard does not affect the subadvisory agreement with LSV with respect to the Portfolio. The subadvisory fee rate under the subadvisory agreement with LSV and the fees paid to LSV for the fiscal year ended July 31, 2014 are set forth in the table below.

Subadviser	Fee Rate*	Subadvisory Fees for fiscal year ended July 31, 2014**
LSV	0.45% to $150 million of average daily net assets; 0.425% on next $150 million of average daily net assets; 0.40% on next $150 million of average daily net assets; 0.375% on next $300 million of average daily net assets; and 0.35% over $750 million of average daily net assets	$721,589

* For purposes of calculating the advisory fee payable to LSV, the assets managed by LSV in the Portfolio will be aggregated with the assets managed by LSV in: (i) the AST International Value Portfolio of Advanced Series Trust; (ii) the AST Advanced Strategies Portfolio of Advanced Series Trust; (iii) the SP International Value Portfolio of The Prudential Series Fund; (iv) the Global Portfolio of The Prudential Series Fund; (v) the Prudential International Value Fund of Prudential World Fund, Inc.; and (vi) and any other portfolio subadvised by LSV on behalf of PI or one of its affiliates pursuant to substantially the same investment strategy.
** During 2014, the Portfolio changed its fiscal year-end from October 31 to July 31. The figure shown above is for the fiscal period from November 1, 2013 through July 31, 2014.

MANAGEMENT OF THE TRUST

The Manager

The Trust is managed by PI, Gateway Center Three, 100 Mulberry Street, Newark, NJ 07102.

As of October 31, 2014, PI served as the investment manager to all of the Prudential US and offshore open-end investment companies, and as administrator to closed-end investment companies, with aggregate assets of approximately $249.3 billion. PI is a wholly-owned subsidiary of PIFM Holdco, LLC, which is a wholly-owned subsidiary of Prudential Asset Management Holding Company, which is a wholly-owned subsidiary of Prudential Financial, Inc. (Prudential). PI is organized in New York as a limited liability company.

The Management Agreement was last approved by the Trustees, including a majority of the Trustees who were not parties to the contract and were not interested persons of those parties (as defined in the 1940 Act) at meetings held on June 9-11, 2014, for the purpose of considering confirmation of the Management Agreement.

Terms of the Management Agreement

Pursuant to a management agreement with the Trust (the Management Agreement), PI, subject to the supervision of the Trust's Board and in conformity with the stated policies of the Portfolio, manages both the investment operations of the Portfolio and the composition of the Portfolio, including the purchase, retention, disposition and loan of securities and other assets. In connection therewith, the Manager is obligated to keep certain books and records of the Portfolio. The Manager is authorized to enter into subadvisory agreements for investment advisory services in connection with the management of the Portfolio. The Manager will continue to have responsibility for all investment advisory services performed pursuant to any such subadvisory agreements. PI will review the performance of the investment subadvisers and make recommendations to the Board with respect to the retention of investment subadvisers and the renewal of contracts. The Manager also administers the Portfolio’s corporate affairs and, in connection therewith, furnishes the Portfolio with office facilities, together with those ordinary clerical and bookkeeping services which are not being furnished by the Portfolio’s custodian (the Custodian) and Prudential Mutual Fund Services LLC (PMFS). The management services of PI to the Portfolio are not exclusive under the terms of the Management Agreement and PI is free to, and does, render management services to others.

PI may from time to time waive all or a portion of its management fee and subsidize all or a portion of the operating expenses of the Portfolio. Fee waivers and subsidies will increase the Portfolio’s total return. These voluntary waivers may be terminated at any time without notice. To the extent that PI agrees to waive its fee or subsidize the Portfolio’s expenses, it may enter into a relationship agreement with the subadviser to share the economic impact of the fee waiver or expense subsidy.

In connection with its management of the corporate affairs of the Portfolio, PI bears the following expenses:

■	the salaries and expenses of all of its and the Portfolio’s personnel except the fees and expenses of Independent Board Members;
■	all expenses incurred by the Manager or the Portfolio in connection with managing the ordinary course of a Portfolio’s business, other than those assumed by the Portfolio as described below; and
■	the fees, costs and expenses payable to any investment subadviser pursuant to a subadvisory agreement between PI and such investment subadviser.

Under the terms of the Management Agreement, the Portfolio is responsible for the payment of the following expenses:

■	the fees and expenses incurred by the Portfolio in connection with the management of the investment and reinvestment of the Portfolio’s assets payable to the Manager;
■	the fees and expenses of Independent Board Members;
■	the fees and certain expenses of the Custodian and transfer and dividend disbursing agent, including the cost of providing records to the Manager in connection with its obligation of maintaining required records of the Portfolio and of pricing the Portfolio’s shares;
■	the charges and expenses of the Portfolio’s legal counsel and independent auditors and of legal counsel to the Independent Board Members;

■	brokerage commissions and any issue or transfer taxes chargeable to the Portfolio in connection with securities (and futures, if applicable) transactions;
■	all taxes and corporate fees payable by the Portfolio to governmental agencies;
■	the fees of any trade associations of which the Portfolio may be a member;
■	the cost of share certificates representing, and/or non-negotiable share deposit receipts evidencing, shares of the Portfolio;
■	the cost of fidelity, directors and officers and errors and omissions insurance;
■	the fees and expenses involved in registering and maintaining registration of the Portfolio and of Portfolio shares with the SEC and paying notice filing fees under state securities laws, including the preparation and printing of the Portfolio’s registration statements and prospectuses for such purposes;
■	allocable communications expenses with respect to investor services and all expenses of shareholders' and Board meetings and of preparing, printing and mailing reports and notices to shareholders; and
■	litigation and indemnification expenses and other extraordinary expenses not incurred in the ordinary course of the Portfolio’s business and distribution and service (12b-1) fees.

The Management Agreement provides that PI will not be liable for any error of judgment by PI or for any loss suffered by the Portfolio in connection with the matters to which the Management Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence or reckless disregard of duties. The Management Agreement provides that it will terminate automatically if assigned (as defined in the 1940 Act), and that it may be terminated without penalty by PI, the Board or vote of a majority of the outstanding voting securities of the Portfolio (as defined in the 1940 Act) upon not more than 60 days', nor less than 30 days', written notice. The Management Agreement will continue in effect for a period of more than two years from the date of execution only so long as such continuance is specifically approved at least annually in accordance with the requirements of the 1940 Act.

Fees payable under the Management Agreement are computed daily and paid monthly. The table below sets forth the applicable fee rate and the management fees received by PI from the Portfolio for the most recently completed fiscal year.

Portfolio	Investment Management Fee Rate	Aggregate Investment Management Fees for Fiscal Year Ended July 31, 2014*
Target International Equity Portfolio	0.70% of average daily net assets	$2,428,341

* During 2014, the Portfolio changed its fiscal year-end from October 31 to July 31. The figure shown above is for the fiscal period from November 1, 2013 through July 31, 2014.

Directors and Officers of PI

The principal occupations of PI’s directors and principal executive officers are set forth below. The address of each person is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077.

Name	Position with PI	Principal Occupations
Stuart S. Parker	Chief Executive Officer, Chief Operation Officer, Officer-in-Charge, President	President of Prudential Investments LLC (since January 2012); Senior Vice President (since October 2007); Executive Vice President of Jennison Associates LLC and Head of Retail Distribution of Prudential Investments LLC (June 2005 - December 2011).

Set forth below is a list of the Officers of the Trust who are also officers or directors of PI.

Name	Position with Trust	Position with PI
Scott E. Benjamin	Vice President	Executive Vice President
Deborah A. Docs	Secretary	Assistant Secretary and Vice President
Andrew R. French	Assistant Secretary	Assistant Secretary and Vice President
Claudia DiGiacomo	Assistant Secretary	Assistant Secretary and Vice President
Chad A. Earnst	Chief Compliance Officer	Chief Compliance Officer
Raymond A. O’Hara	Chief Legal Officer	Chief Legal Officer, Executive Vice President and Secretary
Stuart S. Parker	President	President
Jonathan D. Shain	Assistant Secretary	Assistant Secretary and Vice President
M. Sadiq Peshimam	Treasurer & Principal Financial and Accounting Officer	Treasurer and Vice President

Custodian

The Bank of New York Mellon, One Wall Street, New York, New York 10286, serves as Custodian for the Portfolio’s securities and cash, and, in that capacity, maintains certain financial accounting books and records pursuant to an agreement with the Trust. Sub-custodians provide custodial services for any foreign assets held outside the United States.

Distributor

Prudential Investment Management Services LLC (PIMS), Gateway Center Three, 14th Floor, 100 Mulberry Street, Newark, New Jersey 07102, serves as the Distributor of the Portfolio. PIMS distributes the Portfolio's shares under a Distribution Agreement with the Trust. The Trust also has a Distribution and Service Plan (the Plan) under Rule 12b-1 of the 1940 Act with respect to Class R shares offered by the Portfolio. Under the Plan and the Distribution Agreement, PIMS pays the expenses of distributing the Portfolio’s Class R shares and provides certain shareholder support services. The Trust pays distribution and other fees to PIMS as compensation for its services for Class R shares of the Portfolio. Because these fees are paid from the Portfolio's assets on an ongoing basis, over time these fees will increase the cost of your investment and may cost you more than paying other types of sales charges.

Transfer Agent and Shareholder Servicing Agent

PMFS, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102, serves as the transfer and dividend disbursing agent of the Portfolio. PMFS is an affiliate of PI. PMFS provides customary transfer agency services to the Trust, including the handling of shareholder communications, the processing of shareholder transactions, the maintenance of shareholder account records, the payment of dividends and distributions and related functions. For these services, PMFS receives compensation and is reimbursed for its sub-transfer agent expenses which include an annual fee and certain out-of-pocket expenses including, but not limited to, postage, stationery, printing, allocable communication expenses and other costs.

The Trust’s Board has appointed BNY Mellon Asset Servicing (US) Inc. (BNYAS), 301 Bellevue Parkway, Wilmington, Delaware 19809, as sub-transfer agent to the Portfolio. PMFS has contracted with BNYAS to provide certain administrative functions to PMFS. PMFS will compensate BNYAS for such services.

For the most recently completed fiscal year ended July 31, 2014, the Portfolio incurred $226,100 in fees for services provided by PMFS.

Brokerage

The Portfolio did not pay any commissions to affiliated broker dealers for the fiscal year ended July 31, 2014.

Annual and Semi-Annual Reports

The Portfolio’s annual and semi-annual reports are sent to shareholders. Only one report is delivered to multiple shareholders sharing an address unless the Portfolio receives contrary instructions from one or more of the shareholders. A copy of the Portfolio’s most recent annual and semi-annual reports may be obtained without charge by writing the Portfolio at Prudential Mutual Fund Services LLC, P.O. Box 9658, Providence, RI 02940 or by calling (800) 225-1852 (toll free). Any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the Portfolio at the above address or telephone number.

Shareholder Proposals

The Trust, as a Delaware statutory trust, is not required to hold annual meetings of shareholders, and the Trustees do not intend to hold such meetings unless shareholder action is required in accordance with the 1940 Act or the Trust’s Declaration of Trust. A shareholder proposal intended to be presented at any meeting of shareholders of the Portfolio must be received by the Trust at a reasonable time before the Trustees' solicitation relating thereto is made in order to be included in the Portfolio's proxy statement and form of proxy relating to that meeting and presented at the meeting. The mere submission of a proposal by a shareholder does not guarantee that the proposal will be included in the proxy statement because certain rules under the federal securities laws must be complied with before inclusion of the proposal is required. Shareholders of the Portfolio generally may submit proposals from the floor of the meeting. However, under state law, the purpose of any state meeting must be described in the meeting notice, so only items in the notice may be voted upon at a special meeting.

Shareholder Information

Information on the share ownership of the Portfolio is set forth in Exhibit C to this Information Statement.

Deborah A. Docs
Secretary

Dated: January 7, 2015

EXHIBIT A

THE TARGET PORTFOLIO TRUST

Target International Equity Portfolio

Agreement made as of this 23rd day of October, 2014 between Prudential Investments LLC (PI or the Manager), a New York limited liability company, and Lazard Asset Management LLC, a Delaware limited liability company (Lazard or the Subadviser),

WHEREAS, the Manager has entered into a Management Agreement, dated November 9, 1992, (the Management Agreement) with The Target Portfolio Trust, a Delaware statutory trust (the Trust) and a diversified, open-end, management investment company registered under the Investment Company Act of 1940, as amended (the 1940 Act), pursuant to which PI acts as Manager of the Trust; and

WHEREAS, the Manager desires to retain the Subadviser to provide investment advisory services to the Target International Equity Portfolio (referred to hereafter as the Fund), which is a series of the Trust, and to manage such portion of the Fund’s portfolio as the Manager shall from time to time direct, and the Subadviser is willing to render such investment advisory services; and

NOW, THEREFORE, the Parties agree as follows:

1. (a) Subject to the supervision of the Manager and the Board of Trustees of the Trust (the Board), the Subadviser shall manage such portion of the Fund’s portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in its then current prospectus and statement of additional information (such prospectus and statement of additional information as currently in effect and as amended or supplemented from time to time, being herein called the “Prospectus”), and subject to the following understandings:

(i) The Subadviser shall provide supervision of such portion of the Fund’s portfolio as the Manager shall direct and shall determine from time to time what investments and securities will be purchased, retained, sold or loaned by the Fund, and what portion of the assets will be invested or held uninvested as cash.

(ii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the applicable provisions of the Declaration of Trust, as amended, and the By-Laws of the Trust and Prospectus of the Fund and any procedures adopted by the Board applicable to the Fund and any amendments to those procedures (Board Procedures) which have been provided to it by the Manager (the Trust Documents), and with the instructions and directions of the Manager and of the Board, and co-operate with the Manager’s (or its designee’s) personnel responsible for monitoring the Fund’s compliance. The Subadviser shall also comply at all times with the applicable sections of the 1940 Act, the Investment Advisers Act of 1940, as amended (the Advisers Act), the Internal Revenue Code of 1986, as amended, and all other applicable federal and state laws and regulations, including securities law. The Manager shall provide Subadviser timely with copies of any updated Trust or Fund Documents, including a list of Fund affiliates.

(iii) The Subadviser shall determine the securities and other instruments to be purchased or sold by such portion of the Fund’s portfolio, as applicable, and may place orders with or through such persons, brokers or dealers (including but not limited to any broker-dealer affiliated with the Manager or the Subadviser) to carry out the policy with respect to brokerage as set forth in the Fund’s Prospectus or as the Board may direct in writing from time to time. In providing the Fund with investment supervision, it is recognized that the Subadviser shall give primary consideration to seeking best execution (which may not involve the most favorable commission). Within the framework of this policy, the Subadviser may consider the financial responsibility, research and investment information and other services provided by brokers or dealers who may effect or be a party to any such transaction or other transactions to which the Subadviser’s other clients may be a party. The Manager (or Subadviser) to the Fund each shall have discretion to effect investment transactions for the Fund through broker-dealers (including, to the extent legally permissible, broker-dealers affiliated with the Subadviser(s)) qualified to obtain best execution of such transactions who provide brokerage and/or research services, as such services are defined in Section 28(e) of the Securities Exchange Act of 1934, as amended (the 1934 Act), and to cause the Fund to pay any such broker-dealers an amount of commission for effecting a portfolio transaction in excess of the amount of commission another broker-dealer would have charged for effecting that transaction, if the brokerage or research services provided by such broker-dealer, viewed in light of either that particular investment transaction or the overall responsibilities of the Manager (or the Subadviser) with respect to the Fund and other accounts as to which they or it may exercise investment discretion (as such term is defined in Section 3(a)(35) of the 1934 Act), are reasonable in relation to the amount of commission.  Pursuant to the rules promulgated under Section 326 of the USA PATRIOT ACT, broker-dealers are required to obtain, verify and record information that identities each person who opens an account with them.  In accordance therewith, broker-dealers whom the Subadviser selects to execute transactions in the Fund’s account may seek identifying information about the Trust and/or the Fund.

On occasions when the Subadviser deems the purchase or sale of a security or other instrument to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities or futures contracts to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities or other instruments so purchased or sold, as well as the expenses incurred in the transaction, shall be made by the Subadviser in the manner the Subadviser considers to be the most equitable under the circumstances and consistent with its fiduciary obligations to the Fund and to such other clients.

For purposes of clarity, Subadviser has delegated certain non-investment management functions to State Street Bank and Trust Company, its third party administrative service provider.

(iv) The Subadviser shall maintain all books and records with respect to the Fund’s portfolio transactions effected by it as required by any applicable federal or state securities laws or regulations, including the 1940 Act, the 1934 Act and the Advisers Act. The Subadviser shall furnish to the Manager or the Board all information relating to the Subadviser’s services under this Agreement reasonably requested by the Manager in writing and the Board within a reasonable period of time after the Manager or the Board makes such request. The Subadviser shall make reasonably available with prior written notice its employees and officers (or their designees) for consultation with any of the trustees or officers or employees of the Trust with respect to any matter discussed herein, including, without limitation, the valuation of the Fund’s securities.

(v) The Subadviser or its affiliates shall provide the Fund’s Custodian on each business day with information relating to all transactions concerning the portion of the Fund’s assets it manages. The Subadviser shall furnish the Manager each day with mutually agreed upon information in a mutually agreed upon format concerning portfolio transactions, and such other reports in a form and frequency as agreed upon from time to time concerning transactions, portfolio holdings and performance of the Fund. The Subadviser agrees to review the Fund and discuss the management of the Fund with the Manager and the Board as either or both shall from time to time reasonably request.

(vi) The investment management services provided by the Subadviser hereunder are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others. Conversely, the Subadviser and Manager understand and agree that if the Manager manages the Fund in a “manager-of-managers” style, the Manager will, among other things, (i) continually evaluate the performance of the Subadviser through quantitative and qualitative analysis and consultations with the Subadviser, (ii) periodically make recommendations to the Trust’s Board as to whether the contract with the Subadviser should be renewed, modified, or terminated, and (iii) periodically report to the Trust’s Board regarding the results of its evaluation and monitoring functions. The Subadviser recognizes that its services may be terminated or modified pursuant to this process in accordance with Section 7 of this Agreement.

(vii) The Subadviser acknowledges that the Manager and the Trust intend to rely on Rule 17a-10, Rule 10f-3, Rule 12d3-1 and Rule 17e-1 under the 1940 Act, and the Subadviser hereby agrees that it shall not consult with any other subadviser to the Trust with respect to transactions in securities for the Fund’s portfolio or any other transactions of Fund assets.

(viii) The Subadviser shall provide annually to the Manager a copy of Subadviser’s Form ADV Part 2A as filed with the Securities and Exchange Commission (the Commission).

(x) The Subadviser is exempt from registration as a commodity trading advisor (CTA) with the Commodity Futures Trading Commission. The Subadviser expects to continue to rely on such exemption during the term of this Agreement. Further, the Subadviser agrees to notify the Manager in the event that it is no longer able to rely upon any exemption from registration as a CTA or will register as so required and update its Form ADV Part 2A as necessary.

(b)                The Subadviser shall keep the Fund’s books and records required to be maintained by the Subadviser pursuant to paragraph 1(a) hereof in the form and for the period required by Rule 31a-2 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund, and the Subadviser shall surrender promptly to the Fund any of such records upon the Fund’s written request, provided, however, that the Subadviser may retain copies of such records. The Fund’s books and records maintained by the Subadviser shall be made available, within a reasonable period of time following submission of a written request, to the Fund’s accountants or auditors during regular business hours at the Subadviser’s offices. The Fund, the Manager or their respective authorized representatives shall have the right to copy any records in the Subadviser’s possession that pertain to the Fund. These books, records, information, or reports may be made available to properly authorized government representatives consistent with state and federal law and/or regulations, provided that the Subadviser is given prior notice of such disclosure, unless such prior notice is prohibited by law or regulation. In the event of the termination of this Agreement, the Fund’s books and records maintained by the Subadviser shall be returned to the Fund or the Manager upon the written request of the Trust, provided that the Subadviser shall be permitted to keep copies of such records. The Subadviser agrees that, subject to the execution of a Confidentiality and Non-Disclosure Agreement by and between the Subadviser and the Manager, the policies and procedures of Subadviser designed to ensure compliance with federal and state laws and regulations shall be made available for review by the Fund, the Manager or their respective authorized representatives upon reasonable written request or, upon the mutual agreement of the parties, Subadviser may otherwise provide relevant summaries of such compliance policies and procedures to Manager.

(c) The Subadviser shall maintain a written code of ethics (the Code of Ethics) that it reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, a copy of which shall be provided to the Manager and the Fund, and shall institute procedures reasonably designed to prevent any Access Person (as defined in Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act) from violating its Code of Ethics. The Subadviser shall follow such Code of Ethics in performing its services under this Agreement. Further, the Subadviser represents that it maintains compliance procedures reasonably designed to comply with the 1940 Act, the Advisers Act, and other applicable federal and state laws and regulations. In particular, the Subadviser represents that it has policies and procedures regarding the detection and prevention of the misuse of material, nonpublic information by the Subadviser and its employees as required by the Insider Trading and Securities Fraud Enforcement Act of 1988, a copy or, upon the mutual agreement of the parties, a summary of which it shall provide to the Manager and the Fund upon reasonable request, subject to the requirements of paragraph 1(b) hereof. The Subadviser shall be responsible for the preparation and filing of Form 13F in connection with securities held in the Fund’s portfolio managed by the Subadviser, unless otherwise directed by the Manager.

(d)           The Subadviser shall furnish to the Manager a mutually-agreed upon certification regarding records prepared in connection with maintenance of compliance procedures pursuant to paragraph 1(c) hereof as the Manager may reasonably request in writing.

(e)           The Subadviser shall be responsible for the voting of all shareholder proxies with respect to the investments and securities held in the Fund’s portfolio in accordance with the Subadviser’s procedures, and subject to Subadviser’s receipt of timely notification from the Fund’s Custodian of such proxies. Subadviser will comply with such reasonable reporting and other requirements as shall be established by the Manager. The Subadviser may utilize a third-party voting service.

(f)         Upon reasonable request from the Manager in writing, the Subadviser (through a qualified person) shall assist the valuation committee of the Trust or the Manager in valuing securities of the Fund as may be required from time to time, including making available information of which the Subadviser has knowledge related to the securities being valued.

(g)               The Subadviser shall provide the Manager with any information reasonably requested regarding its management of the Fund’s portfolio required for any shareholder report, amended registration statement, or prospectus supplement to be filed by the Trust with the Commission. The Subadviser shall provide the Manager with a mutually agreeable certification, documentation or other information reasonably requested or required by the Manager for purposes of the certifications of shareholder reports by the Trust’s principal financial officer and principal executive officer pursuant to the Sarbanes Oxley Act of 2002 or other law or regulation. The Subadviser shall promptly inform the Fund and the Manager if any information provided by Subadviser specifically for inclusion in the Prospectus is (or will become) materially inaccurate or incomplete.

(h)               The Subadviser shall comply with applicable Board Procedures provided to the Subadviser by the Manager or the Fund. The Subadviser shall notify the Manager as soon as reasonably practicable upon detection of any material breach of such Board Procedures.

(i)          The Subadviser shall keep the Fund and the Manager informed of developments relating to its duties as Subadviser of which the Subadviser has knowledge that would materially impair the Subadviser’s ability to provide services to the Fund. In this regard, the Subadviser shall provide the Trust, the Manager, and their respective officers with such periodic reports concerning the obligations the Subadviser has assumed under this Agreement as the Fund and the Manager may from time to time reasonably request. Additionally, prior to each Board meeting, the Subadviser shall provide the Manager and the Board with reports regarding the Subadviser’s management of the Fund’s portfolio during the most recently completed quarter, in such form as may be mutually agreed upon by the Subadviser and the Manager. The Subadviser shall certify quarterly to the Fund and the Manager that it and its “Advisory Persons” (as defined in Rule 17j-under the 1940 Act) have complied materially with the requirements of Rule 17j-1 under the 1940 Act in connection with managing the Fund during the previous quarter or, if not, explain what the Subadviser has done to seek to ensure such compliance in the future. Annually, the Subadviser shall furnish a written report, which complies with the requirements of Rule 17j-1 and Rule 38a-1 under the 1940 Act, concerning the Subadviser’s Code of Ethics and compliance program, respectively, to the Fund and the Manager.

2.       The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and, as more particularly discussed above, shall oversee and review the Subadviser's performance of its duties under this Agreement. The Manager shall provide (or cause the Fund’s custodian to provide) timely information to the Subadviser regarding such matters as the composition of assets in the portion of the Fund managed by the Subadviser, cash requirements and cash available for investment in such portion of the Fund, and all other information as may be reasonably necessary for the Subadviser to perform its duties hereunder (including any excerpts of minutes of meetings of the Board that affect the duties of the Subadviser).

3.       The assets of the Fund shall be maintained in the custody of a custodian as designated within an agreement between the Fund and the custodian (the “Custodian”). Subadviser shall have no liability for the acts or omissions of the Custodian.

4.       For the services provided pursuant to this Agreement, the Manager shall pay the Subadviser as full compensation therefor, a fee equal to the percentage of the Fund’s average daily net assets (as calculated by the Custodian) of the portion of the Fund managed by the Subadviser as described in the attached Schedule A. Expense caps or fee waivers for the Fund that may be agreed to by the Manager, but not agreed to by the Subadviser, shall not cause a reduction in the amount of the payment to the Subadviser by the Manager.

5.       (a) The Subadviser shall not be liable for any error of judgment or for any loss suffered by the Fund or the Manager in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance or bad faith on the Subadviser’s part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement, provided, however, that nothing in this Agreement shall be deemed to waive any rights the Manager or the Fund may have against the Subadviser under federal or state securities laws. The Manager shall indemnify the Subadviser, its affiliated persons, its officers, directors and employees, for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Manager’s willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws. The Subadviser shall indemnify the Manager, their affiliated persons, their officers, directors and employees, for any liability and expenses, including reasonable attorneys’ fees, which may be sustained as a result of the Subadviser’s willful misfeasance, bad faith, or reckless disregard of its duties hereunder or violation of applicable law, including, without limitation, the 1940 Act and federal and state securities laws.  In any event, neither the Subadviser nor its affiliates shall be liable for any loss or damage arising or resulting from the acts or omissions of the Fund’s Custodian, any broker or dealer, financial institution or any other third party with or through whom the Subadviser arranges or enters into a transaction with respect to the Fund.

(b) The Manager acknowledges and agrees that the Subadviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Fund or that the Fund will perform comparably with any standard or index, including other clients of the Subadviser, whether public or private.

(c) The Manager expressly acknowledges that the Subadviser is a Delaware limited liability company and that all persons dealing with the Subadviser must look solely to the property of the Subadviser for satisfaction of claims of any nature against the Subadviser, as neither the trustees, officers, employees nor shareholders of the Subadviser assume any personal liability in connection with its business or for obligations entered into on its behalf.

6.    Subject to the right of each, the Manager and Subadviser, to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction over it, and the need to share information with certain third parties having a duty of confidentiality to either the Manager or Subadviser in order to provide the services hereunder, the parties hereto shall treat as confidential all information pertaining to the Fund and the actions of each the Manager and Subadviser in respect thereof. In accordance with Regulation S-P, if non-public personal information regarding either party’s customers or consumers is disclosed to the other party in connection with the Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

7.       This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days’ nor less than 30 days’ written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement. The Subadviser agrees that it shall promptly notify the Fund and the Manager of the occurrence or anticipated occurrence of any event that would result in the assignment (as defined in the 1940 Act) of this Agreement, including, but not limited to, a change or anticipated change in control (as defined in the 1940 Act) of the Subadviser; provided that the Subadviser need not provide notice of such an anticipated event before the anticipated event is a matter of public record.

8. Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Manager at Gateway Center Three, 100 Mulberry Street, 4th Floor, Newark, NJ 07102-4077, Attention: Secretary; (2) to the Company at Gateway Center Three, 4th Floor, 100 Mulberry Street, Newark, NJ 07102-4077, Attention: Secretary; or (3) to the Subadviser at Lazard Asset Management LLC, 30 Rockefeller Plaza, 55th Floor, New York, New York 10112, Attention: General Counsel.

9. Nothing in this Agreement shall limit or restrict the right of the Subadviser to engage in any other business or to render services of any kind to any other corporation, firm, individual or association.

10. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after confirming receipt thereof and prior to the distribution of such material. Sales literature may be furnished to the Subadviser hereunder by first-class or overnight mail, electronic mail, facsimile transmission equipment or hand delivery.

11. The Manager hereby certifies that there are policies and procedures reasonably designed to effect the Fund’s policies and procedures disclosed in its prospectus to detect and deter disruptive trading practices in the Fund, including “market timing,” and the Manager agrees that it will continue to enforce and abide by such policies and procedures, as amended from time to time. Manager and Subadviser agree to fulfill their respective duties under this Agreement in accordance with applicable laws and regulations, both state and federal.

12. The parties to this Agreement each agree to cooperate in a reasonable manner with each other in the event that any of them should become involved in a legal, administrative, judicial or regulatory action, claim, or suit as a result of performing its obligations under this Agreement.

13. This Agreement may be amended by mutual consent, but the consent of the Trust must be obtained in conformity with the requirements of the 1940 Act.

14. This Agreement shall be governed by the laws of the State of New York.

15. The Manager acknowledges that the Subadviser has provided it with a copy of the Subadviser’s most recent Form ADV Part 2A as filed with the Securities and Exchange Commission, for its benefit and the benefit of the Trust.

16. This Agreement in no way restricts the Subadviser’s right to perform investment management or other services for any person or entity, and the performance of such services for others shall not be deemed to violate or give rise to any duty or obligation to the Fund. The Fund and the Manager understand that the Subadviser shall not have any obligation to purchase or sell any security for the Fund which it (as investment manager for other clients, or as principal) or its affiliates or employees may purchase or sell for its or their own account or for the account of any other clients, if it is the Subadviser’s opinion that such transaction or investment appears unsuitable or undesirable for the Fund.

17. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act, shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Commission issued pursuant to the 1940 Act. In addition, where the effect of a requirement of the 1940 Act, reflected in any provision of this Agreement, is related by rules, regulation or order of the Commission, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

IN WITNESS WHEREOF, the Parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.

PRUDENTIAL INVESTMENTS LLC

BY: /s/ Scott Benjamin

Name: Scott Benjamin

Title: EVP

LAZARD ASSET MANAGEMENT LLC

BY: /s/ Charles L. Carroll

Print Name: Charles L. Carroll

Title: Deputy Chairman

SCHEDULE A

The Target Portfolio Trust

As compensation for services provided by Lazard Asset Management LLC (Lazard), Prudential Investments LLC (PI) will pay Lazard a fee equal, on an annualized basis, to the following:

Fund Name	Advisory Fee*
Target International Equity Portfolio	0.35% on average daily net assets up to $300 million; 0.30% on average daily net assets over $300 million

* For purposes of the subadvisory fee calculation, the assets proposed to be managed by Lazard in the Target International Value Portfolio will be aggregated with assets in any other retail and insurance funds portfolios that are subadvised by Lazard, managed by PI and/or AST Investment Services, Inc., and have substantially the same international equity investment strategy (i.e., the AST International Value Portfolio and PSF SP International Value Portfolio).

Dated as of October 23, 2014

EXHIBIT B

MANAGEMENT OF LAZARD ASSET MANAGEMENT LLC

Lazard Asset Management LLC (Lazard), an indirect, wholly-owned subsidiary of Lazard Ltd., is known for its global perspective on investing and decades of experience with global, regional and domestic portfolios. With more than 300 investment personnel worldwide, Lazard offers investors an array of equity, fixed income, and alternative investment solutions from its network of offices throughout the world. As of September 30, 2014, Lazard had over $178 billion in assets under management. Lazard’s address is 30 Rockefeller Plaza, New York, New York 10112-6300.

The table below lists the name, address, and position for Lazard’s principal executive officer and each director.

Name & Address*	Position
Ashish Bhutani	Director, CEO
Kenneth Jacobs	Director
Alexander Stern	Director

*Unless otherwise noted, the principal address for each director is 30 Rockefeller Plaza, New York, New York 10112-6300.

COMPARABLE FUNDS FOR WHICH LAZARD SERVES AS ADVISER OR SUBADVISER

The following table lists certain information regarding comparable funds to which Lazard provides investment advisory services, other than the Portfolio:

Fund	Net Assets (as of 11/30/2014)	Fee Paid to Lazard
AST International Value	$1,002.8 million	0.35% on the first $300 million; 0.30% over $300 million
PSF SP International Value	$34.4 million	0.35% on the first $300 million; 0.30% over $300 million
Madison International Stock Fund	$33.1 million	0.55% on the first $50 million; 0.50% over $50 million
Voya Multi-Manager International Equity Fund	$87.6 million	0.40% on the first $300 million; 0.35% on the next $200 million; 0.30% over $500 million

 B-1

EXHIBIT C

SHAREHOLDER INFORMATION

As of January 2, 2015, the Trustees and officers of the Trust, as a group, owned less than 1% of the outstanding shares of the Portfolio.

As of January 2, 2015, the owners, directly or indirectly, of more than 5% of the outstanding shares of any share class of the Portfolio were as follows:

Portfolio Name	Shareholder Name	Registration	Share Class	Shares/Percentage
Target International Equity Portfolio	Special Custody Account For The Exclusive Benefit Of Customers	2801 Market Street Saint Louis, MO 63103	T	3,784,628 / 82.49%
	National Financial Services LLC For Exclusive Benefit Of Our Customers	Attn: Mutual Fund Dept, 4th Floor 499 Washington Blvd Jersey City, NJ 07310	T	521,475 / 11.37%
	Prudential Bank and Trust TTEE FBO New York Metro Transit Auth C/O Andrew F Levesque	280 Trumbull St One Commercial Plaza Hartford, CT 06103	Q	14,002,971 / 99.99%
	Pims/Prudential Retirement As Nominee For The TTEE/Cust Prudential SmartSolution IRA	280 Trumbull St Hartford, CT 06103	R	21,498,795 / 100.00%

C-1

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